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                                                                     EXHIBIT 3.5


                             CERTIFICATE OF MERGER

                       (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)

                                      AND

                              ARTICLES OF MERGER

         (UNDER SECTION 30-1-77 OF THE IDAHO BUSINESS CORPORATION ACT)

                               FOR THE MERGER OF
                            LASER TECHNOLOGY, INC.,
                             AN IDAHO CORPORATION,
                                 WITH AND INTO
                            LASER TECHNOLOGY, INC.,
                            A DELAWARE CORPORATION

                             --------------------

LASER TECHNOLOGY, INC., an Idaho corporation, and LASER TECHNOLOGY, INC., a Delaware corporation, hereby certify that:

1. The name and state of incorporation of each of the constituent corporations to the merger are:
     (a)  Laser Technology, Inc., a Delaware corporation ("LTD"); and

     (b)  Laser Technology, Inc., an Idaho corporation ("LTI").

2. An Agreement and Plan of Merger, dated as of January 20, 1997, by and between LTD and LTI, has been approved, adopted, certified, executed and acknowledged by LTD and LTI in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and Section 30-1-71 of the Idaho Business Corporation Act. The Agreement and Plan of Merger is attached hereto as Attachment A. A copy of the Agreement and Plan of Merger is on file in the principal office of LTD at 7070 South Tucson Way, Englewood, Colorado 80012 and a copy will be provided free of charge to any stockholder of the constituent corporation upon his or her request.

3.   The name of the corporation surviving the merger is:

                Laser Technology, Inc., a Delaware corporation.

4.   The merger shall be effective at 5:00 p.m. Delaware time on May 30, 1997.

5. The authorized capital stock of LTI consists of 25,000,000 shares of common stock. A meeting of shareholders was held on February 18, 1997 to consider approval and adoption of the Agreement and Plan of Merger. The record date for the meeting was January 20, 1997, and as of that date 4,999,433 shares were outstanding. At the meeting, 2,630,839 shares of common stock of LTI were voted for and 59,821 shares were voted against the Agreement and Plan of Merger.
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6.   LTD agrees that it may be served with process in the State of Idaho in any proceeding for the enforcement of any obligation of any domestic corporation which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such domestic corporation against the surviving corporation and irrevocably appoints the Secretary of State of the State of Idaho as its agent to accept service of process in any such proceeding. A copy of such process shall be mailed to the principal place of business of LTD at 7070 South Tucson Way, Englewood, Colorado 80112.

7. The surviving corporation will promptly pay to the dissenting shareholders of LTI the amount, if any, to which they shall be entitled under the provisions of the Idaho Business Corporation Act with respect to the rights of dissenting shareholders.

     IN WITNESS WHEREOF, each of LTI and LTD has caused this instrument to be signed by its duly authorized officer, as of the 21st day of May, 1997.


                                  LASER TECHNOLOGY, INC., an Idaho corporation



                                  By:  /s/
                                       ________________________________________

                                  Name:________________________________________

                                  Title:_______________________________________




                                  LASER TECHNOLOGY, INC., a Delaware corporation



                                  By:  /s/
                                       ________________________________________

                                  Name:________________________________________

                                  Title:_______________________________________

                                 ATTACHMENT A

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER is by and between Laser Technology, Inc., an Idaho corporation (herein sometimes called the "Idaho Corporation") and Laser Technology, Inc., a Delaware corporation (herein sometimes called the "Delaware Corporation").

                             W I T N E S S E T H :

  WHEREAS, the Idaho Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Idaho on September 19, 1950; the total number of shares which it is authorized to issue is 25,000,000 shares of common stock, $.01 par value ("Common Stock"); and the total number of shares which are issued and outstanding is 4,999,433 shares of Common Stock;

  WHEREAS, the Delaware Corporation was incorporated on January 17, 1997 under the provisions of the General Corporation Law of the State of Delaware; its registered office in Delaware is in the City of Dover, County of Kent; the total number of shares which it is authorized to issue is 25,000,000 Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share; and no shares have been issued; and

  WHEREAS, the laws of the State of Delaware and Idaho permit the merger of said corporations (herein sometimes called the "constituent corporations") into a single corporation; and

  WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Idaho Corporation be merged into the Delaware Corporation;

  NOW, THEREFORE, it is agreed as follows:

  1. The Idaho Corporation as of the Effective Date (as defined herein) shall be merged (the "Merger") pursuant to Section 252 of the General corporation Law of the State of Delaware into the Delaware Corporation. The Delaware Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Idaho Corporation.

  2. The Merger shall become effective when this Agreement has been adopted by the Idaho Corporation and by the Delaware Corporation and appropriate documentation has been prepared and filed in accordance with the laws of the States of Idaho and Delaware. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" which shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the surviving corporation.

  3. After the Effective Date, the surviving corporation shall be governed by the laws of the State of Delaware and its name shall continue to be Laser Technology, Inc. The present Certificate of Incorporation of the Delaware Corporation shall continue to be the Certificate of Incorporation of the surviving corporation. The present By- Laws of the Delaware Corporation shall be and remain the By-Laws of the surviving corporation. The directors and officers of the Idaho Corporation immediately prior to the Effective Date shall be the directors of the surviving corporation upon the Effective Date.

  4. Each share of Common Stock of the Idaho Corporation shall be converted into one share of Common Stock of the surviving corporation. Each warrant or option to purchase a share of Common Stock of the Idaho Corporation shall be converted into a warrant or option to purchase one share of Common Stock of the surviving corporation.


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  5. Upon the Effective Date, the outstanding certificates for shares of the
Idaho Corporation's Common Stock will, until replaced by the surviving corporation, represent the same number of shares of Common Stock of the surviving corporation.

  6. This Agreement may be terminated and abandoned by action of the Board of Directors of the Idaho Corporation or the Delaware Corporation at any time prior to the Effective Date, for any reason whatsoever.

  7. This Agreement, upon its being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Delaware, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Idaho Corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation shall be the Effective Date.

  8. Upon the Effective Date all and singular, the rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property real, personal and mixed, and all debts, obligations and liabilities, due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the surviving corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the surviving corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

  9. Each constituent corporation agrees that from time to time as when it shall be requested by the surviving corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and to confirm to the surviving corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the constituent corporation and otherwise to carry out the intent and purposes of this Agreement.

  10. The surviving corporation agrees that it may be served with process in the State of Delaware or in the State of Idaho, in any proceeding for enforcement of any obligation of the Idaho Corporation as well as for enforcement of any obligation of the corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceeding pursuant to Section 30-1-80 of the Idaho Business Corporation Act and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent in Delaware and the Secretary of State of the State of Idaho as its agent in Idaho to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and by the Secretary of State of the State of Idaho shall be The Corporation Trust Company, 300 North Sixth Street, Boise, Idaho 83701.

  11. The surviving corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Delaware and all rights of the stockholders of the surviving corporation are granted subject to this reservation.


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  IN WITNESS WHEREOF, the undersigned have signed this Agreement this       day
of                 , 1997.
                                          LASER TECHNOLOGY, INC.
                                           a Delaware corporation

                                          By:
                                            -----------------------------------
                                                        President

                                          LASER TECHNOLOGY, INC.
                                           an Idaho corporation

                                          By:
                                            -----------------------------------
                                                        President